UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement

On July 28, 2014 (the “Effective Date”), Par Petroleum Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a First Amendment (the “First Amendment”) to Delayed Draw Term Loan and Bridge Loan Credit Agreement (the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Macau55 Ltd., Highbridge International, LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (collectively, the “Term Loan Lenders”), and Chatham Asset High Yield Master Fund, LTD., Chatham Eureka Fund, L.P., Omega Charitable Partners, L.P., ZCOF Par Petroleum Holdings, L.L.C. and ICQ Investments 17, LP (collectively with the Term Loan Lenders, the “Lenders”), pursuant to which the Term Loan Lenders agreed to make an additional advance (the “Advance”) to the Company on the Effective Date in the aggregate principal amount of $35.0 million. The Advance was made as a term loan under the Credit Agreement, and except as otherwise provided in this this Current Report on Form 8-K, has the same terms and conditions as the term loans previously made under the Credit Agreement. Those terms and conditions are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2014 which is incorporated by reference herein. As of the Effective Date, $85 million was outstanding under the term loan portion of the Credit Agreement. The proceeds of the Advance are expected to be used by the Company for working capital purposes.

Under the First Amendment, the Company is required to repay all obligations owing with respect to the Advance and any outstanding obligations owing with respect to the bridge loan made under the Credit Agreement, upon the Company’s receipt of net equity proceeds from its previously announced registered rights offering made pursuant to the prospectus supplement filed with the SEC on July 22, 2014.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the First Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 28, 2014, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: July 28, 2014	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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